UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
July 7, 2008

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[x]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

In connection with the completion of the sale of substantially all of the assets of Franklin Covey Co.’s (the Company) Consumer Solutions Business Unit (the CSBU) to Franklin Covey Products, LLC (Franklin Covey Products) as described in Item 2.01 below, the Company, or its wholly-owned subsidiaries, entered into the following material definitive agreements:

Master Licensing Agreement

On July 7, 2008, the Company entered into a master license agreement (the License Agreement), effective as of July 5, 2008, with Franklin Covey Products pursuant to which the Company granted to Franklin Covey Products, subject to certain restrictions and limitations, an exclusive, worldwide (excluding Japan and South Korea), transferable, sublicensable, royalty-bearing license to use the licensed trademarks and licensed copyrights, including FranklinCovey™ and FranklinCovey Planner™, in the design, development, manufacture, marketing, promotion, advertisement, distribution, lease and sale of licensed products in certain distribution channels, including wholesale channels, retail, eCommerce and call-center channels.  The licensed products include planners, binders, totes and cases, personal leather goods, stationary items, writing instruments, organizational containers, calendars and non-dated paper products.  The License Agreement will continue until terminated by either party due to a material breach of the terms of the License Agreement.

Pursuant to the License Agreement, for 99 years, Franklin Covey Products will make a yearly royalty payment to the Company equal to 30% of the amount of the earnings before interest, taxes, depreciation, and amortization (EBITDA) of Franklin Covey Products in excess of $13,000,000 each year, up to a maximum of $1,250,000.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the License Agreement, which is filed as Exhibit 10.1 attached hereto.

Supply Agreement

In connection with the execution of the License Agreement, on July 7, 2008, Franklin Covey Product Sales, Inc., a wholly-owned subsidiary of the Company, entered into a supply agreement (the Supply Agreement), effective as of July 5, 2008, with Franklin Covey Products.

The Supply Agreement provides that Franklin Covey Products will be the Company’s exclusive supplier of the products required to fulfill the Company’s training and consulting service contracts that have historically been manufactured by the CSBU that will now be manufactured by Franklin Covey Products, directly or indirectly, including those products produced pursuant to the License Agreement, pursuant to certain forecasting and ordering procedures, as long as the products are supplied at a competitive price.  Additionally, the Company will supply Franklin Covey Products with products that the Company produces.  The Supply Agreement will continue until terminated by the parties.  Either party may terminate the Supply Agreement effective immediately if the License Agreement has been terminated.

The foregoing description of the Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Supply Agreement, which is filed as Exhibit 10.2 attached hereto.

Master Shared Services Agreement

On July 7, 2008, the Company, and the Company’s wholly-owned subsidiaries Franklin Covey Client Sales, Inc., Franklin Covey Product Sales, Inc., Franklin Development Corp., Franklin Covey Canada, Ltd., Franklin Covey Europe, Ltd. and Franklin Covey de Mexico S. de R.L. de C.V. entered into a master shared services agreement (the Shared Services Agreement), effective as of July 5, 2008, with Franklin Covey Products and Franklin Covey Products’ wholly-owned subsidiaries Franklin Covey Products Canada ULC, Franklin Covey Products Europe Limited and FC Products de Mexico, S. de R.L. de C.V.

Pursuant to the Shared Services Agreement, the Company and its subsidiaries will provide certain accounting, administrative, information technology, human resources and other transition services to Franklin Covey Products and its subsidiaries.  Unless otherwise agreed upon by the Company and Franklin Covey Products, the Company will provide these transition services to Franklin Covey Products in substantially the same manner in which the Company provided these services to the CSBU prior to the closing of the transaction.  Franklin Covey Products will pay an amount based upon the cost associated with the provision of these transition services, or a fee based on an agreed assessment of the cost associated with the provision of such services.

The foregoing description of the Shared Services Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Shared Services Agreement, which is filed as Exhibit 10.3 attached hereto.

Operating Agreement

On July 7, 2008, in connection with the Company’s investment in Franklin Covey Products of approximately $1.8 million to purchase a 19.5% voting interest and a $1.0 million preferred capital contribution with a 10 percent priority return, Franklin Covey Client Sales, Inc., a wholly-owned subsidiary of the Company, entered into an amended and restated operating agreement for Franklin Covey Products (the Operating Agreement) with Franklin Covey Products, Peterson Partners V, L.P., and the other members and managers named therein.  The Operating Agreement will govern the rights and obligations of the members and managers of Franklin Covey Products in connection with the operation of Franklin Covey Products.

Pursuant to the Operating Agreement, Franklin Covey Products will be managed by a five member management board, which will function substantially in the same manner as the board of directors of a Utah corporation.  Three of the members of the management board will be appointed by Peterson Partners V, L.P. (the Peterson Managers), one member of the management board will be appointed by the Company (the FC Manager), and one member of the management board will be appointed by unanimous consent of the Peterson Managers and the FC Manager (the Peterson/FC Manager).  Robert A. Whitman, the Company’s CEO will serve as the initial FC Manager and as the chairman of the management board of Franklin Covey Products.  Sarah Merz, the former President of the CSBU and new President of Franklin Covey Products, will initially serve as the Peterson/FC Manager on the management board.  The management board will appoint officers that will manage the day-to-day business and affairs of Franklin Covey Products.

The foregoing description of the Operating Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Operating Agreement, which is filed as Exhibit 10.4 attached hereto.

Sublease Agreement

On July 7, 2008, Franklin Development Corp., a wholly-owned subsidiary of the Company, entered into a Sublease Agreement (the Sublease Agreement), effective as of July 5, 2008, with Franklin Covey Products.

Pursuant to the Sublease Agreement, through June 30, 2025, Franklin Covey Products will sublease from Franklin Development Corp. portions of the following buildings: Franklin, Washington, Jefferson, Patrick Henry and Adams buildings located in the office park commonly known as 2650 South Decker Lake Boulevard, Salt Lake City, Utah.  Franklin Covey Products will sublease 53,701 square feet of office space at an initial monthly base rent of $9.00 per square foot, 975 square feet of computer room space at an initial monthly base rent of $12.00 per square foot, and 23,280 square feet of shared space, for which Franklin Covey Products will only be responsible for rent on 11,640 square feet, at an initial monthly base rent of $9.00 per square foot.  Beginning on July 1, 2010, and each year thereafter, the base rent will increase by 2 percent per year.  Franklin Covey Products will also pay its share of other expenses associated with the premises.

The foregoing description of the Sublease Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Sublease Agreement, which is filed as Exhibit 10.5 attached hereto.

Sub-sublease Agreement

On July 7, 2008, the Company entered into a Sub-sublease Agreement (the Sub-sublease Agreement), effective as of July 5, 2008, with Franklin Covey Products.

The Company subleases warehouse space from EDS Information Services L.L.C., and pursuant to the Sub-sublease Agreement, Franklin Covey Products will sub-sublease from the Company approximately 96,225 square feet of warehouse space through June 30, 2016.  The initial monthly base rent due under the Sub-sublease Agreement is $31,408.  Franklin Covey Products is also obligated to pay a portion of the costs related to utilities, operating expenses, garbage and recycling and real estate taxes.

The foregoing description of the Sub-sublease Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Sub-sublease Agreement, which is filed as Exhibit 10.6 attached hereto.

Modification Agreement

On July 8, 2008, the Company entered into a Modification Agreement (the Modification Agreement) with JP Morgan Chase Bank, N.A.  The Modification Agreement modifies the terms of the long-term secured revolving line-of-credit agreements that the Company entered into with JP Morgan Chase Bank, N.A. on March 14, 2007 (the Credit Agreements).  Pursuant to the Modification Agreement, the interest rate provided for in the Credit Agreements has been increased from LIBOR plus 1.10 percent to LIBOR plus 1.50 percent and, effective as of June 30, 2009, the borrowing capacity of the Company under the Credit Agreements will be reduced from $25,000,000 to $15,000,000.

The foregoing description of the Modification Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Modification Agreement, which is filed as Exhibit 10.7 attached hereto.

Item 2.01     Completion of Acquisition or Disposition of Assets

On July 7, 2008, the Company announced that it completed its previously announced sale of substantially all of the assets of the CSBU to Franklin Covey Products.  This new company, which is controlled by Peterson Partners, a private equity firm, purchased the CSBU assets for $32.0 million in cash subject to adjustments for net working capital.  In addition, certain costs incurred in the completion of the sale transaction will be reimbursed to the Company by Franklin Covey Products.  Prior to the transaction, the CSBU was primarily focused on the production and sale of the Company’s products to individual customers and small business organizations and includes the operations of the Company’s domestic retail stores, consumer direct channels (primarily eCommerce and call center), wholesale operations, international product channels in certain countries, and other related distribution channels, including government product sales and domestic printing and publishing operations.

In connection with the closing of the sale, the Company invested approximately $1.8 million to purchase a 19.5 percent voting interest in Franklin Covey Products and made a $1.0 million preferred capital contribution with a 10 percent priority return.  The Company also has the opportunity to earn contingent license fees if Franklin Covey Products, LLC achieves certain performance objectives.  The remaining interest in Franklin Covey Products will be primarily held by Peterson Partners V, L.P., an affiliate of Peterson Partners, Inc., a Salt Lake City, Utah based investment firm that specializes in small to mid-size companies.  A founding general partner of Peterson Partners and a significant investor in Peterson Partners V, L.P. is Joel C. Peterson, a member of the Company’s Board of Directors.  Due to this relationship, Mr. Peterson recused himself from the negotiations and Board of Director discussions regarding the sale of CSBU.

The Company currently intends to utilize substantially all of the net sale proceeds to repurchase shares of its common stock pursuant to a Dutch auction tender offer, which it anticipates will commence in the fourth quarter of fiscal 2008.

A copy of the press release announcing the completion of the sale is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The foregoing description of the sale of CSBU assets does not purport to be complete and is qualified in its entirety by reference to the sale agreements described in Item 1.01 above, which are filed as exhibits to this report on Form 8-K and incorporated by reference herein.

Forward Looking Statements

This current report and the exhibits furnished herewith contain forward-looking statements related to, among other things, a proposed tender offer.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those contemplated in the forward-looking statements.  Such risks and uncertainties include, but are not limited to, the Company may decide, for any number of reasons, not to pursue the tender offer, the conditions to any such tender offer may not be satisfied, market conditions and the price of the Company’s stock may not be favorable, general economic conditions, the Company’s cash needs, shareholders may not tender shares in response to the offer in sufficient numbers to make the tender offer advisable, and other risks and uncertainties outlined in the Company’s documents filed with the SEC, including the Company’s most recent annual report on Form 10-K for the fiscal year ended August 31, 2007 as filed with the Securities and Exchange Commission.  All forward-looking statements and other information in this current report are based upon information available as of the date of this report.  Such information may change or become invalid after the date of this report, and, by making these forward-looking statements, the Company undertakes no obligation to update these statements after the date of this report, except as required by law.

Tender Offer Statement

This communication is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any shares. The full details of any tender offer, including complete instructions on how to tender shares, will be included in the offer to purchase, the letter of transmittal and related materials, which will be mailed to shareholders promptly following commencement of the offer. Shareholders should read carefully the offer to purchase, the letter of transmittal and other related materials when they are available because they will contain important information. Shareholders may obtain free copies, when available, of the offer to purchase and other related materials that will be filed by Franklin Covey Co. with the Securities and Exchange Commission at the Commission’s website at www.sec.gov.  When available, shareholders also may obtain a copy of these documents, free of charge, from the Company’s information agent.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors;Appointment of Certain Officers; Compensatory Arrangements ofCertain Officers

Departure of Sarah Merz

In connection with the completion of the sale of CSBU assets described in Item 2.01 above, on July 7, 2008, Sarah Merz ended her employment with Franklin Covey and as President of the CSBU.  Ms. Merz was appointed the President and Chief Executive Officer of Franklin Covey Products, LLC.

Compensatory Arrangements of Executive Officers

As of the completion of the sale of the CSBU assets, the Company had granted unvested share awards to its executive officers and certain other managerial personnel that remained unvested.  The terms and conditions of these awards, which were granted in fiscal 2004 and fiscal 2005, allow accelerated vesting based upon overall Company performance.  However, the sale of the CSBU was not anticipated when these awards were granted to the participants.

The Compensation Committee of the Board of Directors authorized the Company to vest the previously unvested portion of the unvested share awards and to pay a discretionary cash bonus.  As a result of these actions, the following compensatory amounts were authorized to be awarded to the Company’s executive officers as shown in the table below.

Executive Officer	Cash Bonus	Number of Shares of Common Stock Vested
Robert A. Whitman	$645,100	112,500
Stephen D. Young	177,900	23,625
Robert William Bennett	177,900	26,250
Sarah Merz	261,000	26,250

Item 9.01     Financial Statements and Exhibits

(b)	Pro Forma Financial Information
Pro forma financial information is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
(d)	Exhibits:
2.1
Master Asset Purchase Agreement between Franklin Covey Products, LLC and Franklin Covey Co. dated May 22, 2008 (filed as exhibit 2.1 to Form 8-K/A as filed with the Commission on May 29, 2008 and incorporated herein by reference).

2.2
Amendment to Master Asset Purchase Agreement between Franklin Covey Products, LLC and Franklin Covey Co. dated July 3, 2008 (filed as exhibit 2.2 to Form 10-Q as filed with the Commission on July 10, 2008 and incorporated herein by reference).

	10.1	Master License Agreement between Franklin Covey Products, LLC and Franklin Covey Co. dated July 7, 2008, and effective as of July 5, 2008.**
	10.2	Supply Agreement between Franklin Covey Products, LLC and Franklin Covey Product Sales, Inc. dated July 7, 2008, and effective as of July 5, 2008.**
10.3
Master Shared Services Agreement by and among Franklin Covey Co., Franklin Covey Client Sales, Inc, Franklin Covey Product Sales, Inc., Franklin Development Corp., Franklin Covey Canada, Ltd., Franklin Covey Europe, Ltd. and Franklin Covey de Mexico S. de R.L. de C.V., Franklin Covey Products, Franklin Covey Products Canada ULC, Franklin Covey Products Europe Limited and FC Products de Mexico, S. de R.L. de C.V., dated July 7, 2008, and effective as of July 5, 2008.**

	10.4	Amended and Restated Operating Agreement of Franklin Covey Products, LLC, dated July 7, 2008, and effective as of July 5, 2008.**
	10.5	Sublease Agreement between Franklin Development Corp. and Franklin Covey Products, LLC, dated July 7, 2008, and effective as of July 5, 2008.**

10.6	Sub-sublease Agreement, between Franklin Covey Co. and Franklin Covey Products, LLC, dated July 7, 2008, and effective as of July 5, 2008.**
10.7	Modification Agreement between Franklin Covey Co. and JP Morgan Chase Bank, N.A., dated July 8, 2008.**
99.1	Press release announcing the completion of the sale of the Consumer Solutions Business Unit dated July 7, 2008.**
99.2	Pro forma financial information.**
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.
Date:	July 11, 2008	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer